EXHIBIT 11
                            WINLAND ELECTRONICS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                   (UNAUDITED)

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                                                  Three Months Ended             Nine Months Ended
                                                      September 30,                September 30,
                                                      1997         1996         1997         1996
                                                   ----------   ----------   ----------   ----------
Earning:
   Net Income(Loss):                               $  175,366   $   41,213   $  385,936   $  102,085
                                                   ----------   ----------   ----------   ----------


Primary Earnings(Loss)Per Share                    $    0.063   $    0.016   $    0.137   $    0.039
                                                   ----------   ----------   ----------   ----------

Shares:
 Weighted average number of
  common shares outstanding                         2,803,881    2,599,911    2,793,522    2,590,689
 Assuming exercise of options
  and warrants  reduced by the
  number of shares which could have been
  purchased with the proceeds from
  exercise of options and warrants
  (treasury stock method) using
  average market price, except if
  anti-dilutive                                        62,785      204,732       62,785      204,732
Weighted average number of
  common and common equivalent
  shares outstanding                                2,866,666    2,804,723    2,856,307    2,795,421
                                                   ----------   ----------   ----------   ----------
Fully Diluted Earnings(Loss)
Per Share                                          $    0.061   $    0.015   $    0.134   $    0.037
                                                   ----------   ----------   ----------   ----------
                                                                                                                          ----------
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